SCHEDULE A
                                    OF
                                 EXHIBIT A
                                   TO THE
                          DISTRIBUTOR'S CONTRACT
                    As Last Amended:  December 11, 1996

     The provisions of the Distributor's Contract between BT Pyramid Mutual Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.
Name of Fund                               Effective Date            Fee
BT Investment Money Market Fund          September 30, 1996         0.20%
BT Investment Equity 500 Index Fund      September 30, 1996         0.20%
BT Investment Limited Term U.S.
     Government                          September 30, 1996         0.20%
     Securities Fund
BT Investment Equity Appreciation
     Fund                                September 30, 1996         0.20%
     Investment Class                    September 30, 1996         0.50%
     Advisor Class
BT Institutional Asset Management        September 30, 1996         0.20%
     Fund
BT RetirementPlus Fund
     Investment Class                    December 11, 1996          0.20%
     Institutional Class                 December 11, 1996          0.20%